UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Valkyrie Bitcoin Fund

(Exact name of registrant as specified in its charter)

Delaware	001-41909	86-6430837
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

320 Seven Springs Way, Suite 250 Brentwood, Tennessee (Address of principal executive offices)	37027 (zip code)

Registrant’s telephone number, including area code: (218) 255-9743

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest of Valkyrie Bitcoin Fund	BRRR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Withdrawal of the Sponsor

Effective June 14, 2024 (the “Effective Date”), Valkyrie Digital Assets LLC (the “Sponsor”) shall withdraw as Sponsor to the Trust. Pursuant to Section 6.9 of the Trust Agreement, on the Effective Date of the Sponsor’s withdrawal as Sponsor to the Trust, CoinShares Co. shall automatically and without further action by the Sponsor, Trustee or the Shareholders (as defined in the Trust Agreement) become the successor Sponsor and shall have all the powers, rights, duties and obligations of the Sponsor under the Trust Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2024	Valkyrie Bitcoin Fund
Valkyrie Digital Assets LLC, as Sponsor of the Valkyrie Bitcoin Fund

	By:	/s/ Leah Wald
	Name	Leah Wald
	Title:	Chief Executive Officer